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                                                               CUSIP 243662 AA1


                    12% Senior Subordinated Notes due 2008


No. 1                                                           $100,000,000.00


                       DECRANE AIRCRAFT HOLDINGS, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION Dollars ($100,000,000.00) on September 30, 2008.


Interest Payment Dates: March 30 and September 30

Record Dates: March 15 and September 15.



                                         Dated: October 5, 1998


                                         DECRANE AIRCRAFT HOLDINGS, INC.



                                         By:  /s/ [Illegible]
                                             -------------------------------
                                             Name:
                                             Title:



This is one of the
Notes referred to in the
within-mentioned Indenture:



STATE STREET BANK AND TRUST COMPANY
as Trustee


By:  /s/ Steven Cimalore
    --------------------------------
    Name:  STEVEN CIMALORE
    Title: VICE PRESIDENT







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

                                (Back of Note)

                    12% Senior Subordinated Notes due 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OR THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT DECRANE AIRCRAFT HOLDINGS, INC.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES AND OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATIONS UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1.   INTEREST.   DeCrane Aircraft Holdings, Inc., a Delaware corporation
(the "ISSUER"), promises to pay interest on the principal amount of this Note at 12% per annum from October 5, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights AGreement referred to below. The Issuer will pay interest and Liquidated Damages semi-annually on March 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 5, 1998; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment
Date, interest shall accrue from such next succeeding Interest Payment Date; and PROVIDED FURTHER that the first Interest Payment Date shall be March 30, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest Payment Date, even if such Notes are canceled after such record date and on or before such interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments, and the Issuer may pay principal and interest and Liquidated Damages, if any, by check and may mail checks to a Holder's registered address; PROVIDED that all payments with respect to Global Notes and Definitive Notes, the Holders of which have given wire transfer instructions to the Issuer, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its subsidiaries may act in any such capacity.

     4. INDENTURE The Issuer issued the Notes under an Indenture dated as of October 5, 1998 ("INDENTURE"), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer initially limited to $100.0 million in aggregate principal amount.

     5.   OPTIONAL REDEMPTION.

     (a) Except as provided in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Issuer's option prior to September 30, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 30 of the years indicated below:

                Year                        Percentage
                ----                        ----------
                2003.....................   106.000%

                2004.....................   104.000%

                2005.....................   102.000%

                2006 an thereafter.......   100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, on or prior to September 30, 2001, the Issuer may redeem up to 35% of the aggregate principal amount of Notes ever issued under the Indenture in cash at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes ever issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and PROVIDED FURTHER that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

     (c) In addition, at any time prior to September 30, 2003, the Issuer may, at its option upon the occurrence of a Change of Control, redeem the Notes in whole but not in part, upon not less than 30 nor more than 60 days' prior notice (but in no event may any redemption occur more than 60 days after the occurrence of such Change of Control), in cash at a redemption price equal to (i) the present value of the sum of all the remaining interest (excluding accrued and unpaid interest, if any), premium and principal payments that would become due on the Notes as if the Notes were to remain outstanding and be redeemed on September 30, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, PLUS (ii) accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

     6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Issuer is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control (such date being the "CHANGE OF CONTROL PAYMENT"), each Holder of Notes shall have the right to require the Issuer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. Within 60 days following any Change of Control, subject to the provisions of the Indenture, the Issuer shall mail a notice to each

Holder of Notes at such Holder's registered address setting forth the procedures governing the offer as required by the Indenture.

        (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidation Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are subject to an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

        8. NOTICE OF REDEMPTION. Notice of any redemption or offer to purchase will be mailed at least 30 days but not more than 60 days before the redemption or purchase date to each Holder of Notes to be redeemed or purchased at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, will cease to accrue on Note or portions thereof called for redemption.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer if any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Notwithstanding the foregoing, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Note Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for additional Note Guarantees of the Notes.

        12.  DEFAULTS AND REMEDIES.

        (A) Events of Default include: (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture);
(b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (c) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holder of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.14 and Article 5 of the Indenture;
(d) failure by the Issuer for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of their other agreements in the Indenture or the Notes; (e) default under any mortgate, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer of any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (f) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million ( ) of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days, (g) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and (h) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately: PROVIDED that, so long as any Indebtedness permitted to be incurred pursuant to the New Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (a) an acceleration of any such Indebtedness under the New Credit Facility or (b) five business days after receipt by the Issuer and the administrative agent under the New Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.

        (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        13. SUBORDINATION. The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter incurred. The Issuer agrees, and each Holder by accepting a Note agrees, that the payment of premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     14. NOTE GUARANTEES. The payment of principal of, premium, and interest and Liquidated Damages, if any, on the Notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by the Guarantors.

     15. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes shall have the rights set forth in the Registration Rights Agreement dated as of October 5, 1998, among the Issuer, the Guarantors and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

     16. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with Issuer or its Affiliates, as if it were not the Trustee.

     17. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     18. AUTHENTICATION. The Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gift to Minors Act).

     20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                   DeCrane Aircraft Holdings, Inc.
                   2361 Rosecrans Avenue, Suite 180
                     El Segundo, California 90245
                   Attention: Chief Financial Officer

                           ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-----------------------------------------------------------------------------
             (Insert assignee's soc. sec. or tax I.D. no.)

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-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
          (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

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Date:
     --------------------

                             Your Signature:
                                             ---------------------------------
                  (Sign exactly as your name appears on the face of this Note)



                              Signature Guarantee:

                OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

             / / Section 4.10     / / Section 4.14

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $
                                     ------------------


Date:                         Your Signature:
     ---------------------                   --------------------------------
                              (Sign exactly as your name appears on the Note)

                              Tax Identification No.:
                                                     ------------------------

                              Signature Guarantee:

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                     Amount of          Amount of
                     decrease in        increase in        Principal Amount         Signature of
                     Principal Amount   Principal          of this Global Note      authorized officer
                     of this            Amount of this     following such           of Trustee or
Date of Exchange     Global Note        Global Note        decrease (or increase)   Note Custodian
----------------     -----------        -----------        ----------------------   --------------





                          NOTE GUARANTEE

    Each of the Guarantors set forth below, which in accordance with Section
4.18 of the Indenture, dated as of October 5, 1998 (the "Indenture"), are required to guarantee the obligations of DeCrane Aircraft Holdings, Inc. (the "Issuer") under the 12% Senior Subordinated Notes due 2008 (the "Notes") hereby unconditionally guarantees, to the fullest extent permitted by law,
(i) the due and punctual payment of the principal of, interest and Liquidated Damages, if any, on the Notes, whether at the maturity or interest payment date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of, interest and Liquidated Damages, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. The obligations of each such Guarantor under this Note Guarantee are joint and several obligations.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in Article 11 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 11 of the Indenture (including, without limitation, Section 11.03 of the Indenture) and such other provisions of the Indenture as are applicable to Guarantors are incorporated herein by reference.

     Each of the Guarantors may provide a substitute guarantee in substitution for this Note Guarantee, in such form as shall be appropriate under the laws of its jurisdiction of incorporation, and upon such substitution, such substitute guarantee shall be effective from and after the date of this Note Guarantee as if it had been in effect from the date hereof, and, upon such substitution, this Note Guarantee shall terminate and thereafter be or by force or effect as to such Guarantor.

     This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE.

                  [Signature on following page]

                                      AEROSPACE DISPLAY SYSTEMS, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      AUDIO INTERNATIONAL, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      AVTECH CORPORATION

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      CORY COMPONENTS, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      DETTMERS INDUSTRIES, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      ELSINORE AEROSPACE SERVICES, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:

                                      ELSINORE ENGINEERING, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      HOLLINGSEAD INTERNATIONAL, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      TRI-STAR ELECTRONICS INTERNATIONAL, INC.

                                      By: /s/ R. Jack DeCrane
                                         -----------------------------
                                         Name:
                                         Title:


                                      Dated: October 5, 1998

THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT,
(II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.5(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12% SENIOR SUBORDINATED NOTES DUE 2008 OF DECRANE AIRCRAFT HOLDINGS, INC. (THE "NOTES") AND ONE WARRANT (THE "WARRANTS") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.55 SHARES, PAR VALUE $0.01 PER SHARE, OF DECRANE HOLDINGS CO.

PRIOR TO THE EARLIEST TO OCCUR OF (I) 180 DAYS AFTER THE CLOSING OF THE OFFERING OF THE UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT
WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION SHALL DETERMINE AND (V) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED,
SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER;

     (I) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE

WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITY LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION

     (3) AGREES NOT TO ENGAGE IN HEDGING TRANSACTIONS UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND

     (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.